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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tektronix, Inc. on Form S-8 of our report dated June 23, 2000, incorporated by reference in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 27, 2000.


DELOITTE & TOUCHE LLP


Portland, Oregon
November 30, 2000